Exhibit 10.1

UNSECURED LOAN AGREEMENT

This Unsecured Loan Agreement (“Agreement”) is made and entered into as of May 17, 2025 (the “Effective Date”), by and between Icecure Medical Ltd. (the “Borrower”) and Epoch Partner Investments Limited (the “Lender”).

WHEREAS, the Borrower requires funds in order to conduct its business activities, and for this purpose, it desires to borrow $2,000,000 from the Lender on the terms and conditions set forth in this Agreement; and

WHEREAS, the Lender is willing to lend funds to the Borrower on the terms and conditions set forth in this Agreement;

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.	The Loan. Within ten (10) days from the Effective Date, the Lender shall transfer to the Borrower the aggregate amount of $2,000,000 (Two million US Dollars) (the “Principal Amount”). The Principal Amount shall bear annual interest at the rate equal to the interest rate (Yield) of a 12-month term U.S. government bond as in effect on the Effective Date, calculated on a 365-day basis from date of delivery of the Principal Amount until the actual repayment thereof. The Principal Amount together with all interest accrued thereon shall be referred as the “Loan Amount”. The loan amount will be wired to the following account details:

Account name:

Account No.:

Swift:

Routing No.:

IBAN:

Bank name:

Branch:

Adress:

2.	Repayment of Loan Amount.

a.	The Loan Amount shall be repaid by the Borrower to the Lender one (1) calendar year from the Effective Date (the “Due Date”).

b.	In any event that the Borrower raises money before the Due Date, in an equity transaction other than by an ATM facility and/or an equity line, the amount raised (up to the Loan Amount) shall be used for prepayment of the Loan Amount (where the balance shall be repaid on the Due Date). Where repayment of the Loan Amount in Section 4 below, is subject to Lender’s participation (without derogating from Lender’s undertaking to participate).

3.	Use of Proceeds. The Principal Amount shall be used for the purposes determined by the Board of Directors of the Borrower.

4.	Equity fundraising. In the event that the Borrower raises money by means of an equity fundraising other than by an ATM facility and/or an equity line, so long as any Loan Amount remains outstanding, the Lender undertakes to participate in the fundraising with an amount of no less than the outstanding Loan Amount.

5.	Early Repayment. The Borrower has a right to repay the outstanding Loan Amount at any time before the Due Date as it deems feet, without paying any early repayment penalty.

6.	Miscellaneous.

a.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Israel, without regard to principles of conflict of law provisions thereof. The parties hereto irrevocably submit to the jurisdiction of the appropriate courts of Tel Aviv, Israel, with respect to any suit, action or proceeding pertaining to this Agreement.

b.	Assignment. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and are binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto. None of the rights, privileges, or obligations set forth in, arising under, or created by this Agreement may be assigned or transferred without the prior consent in writing of each party to this Agreement.

c.	Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof.

d.	Severability. The terms and provisions of this Agreement are severable, and if any term or provision shall be determined to be in any way unenforceable in whole or in part pursuant to applicable law, such determination shall not impair or otherwise affect the validity, legality or enforceability of that term or provision in any other jurisdiction or any of the remaining terms and provisions of this Agreement in any jurisdiction, and any such provision shall be given effect to the extent legally possible.

e.	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.

f.	Amendment. Any term of this Agreement may be amended and the observance of any term hereof may be waived only with the prior written consent of the Borrower and the Lender.

IN WITNESS WHEREOF the parties have signed this Agreement as of the date first hereinabove set forth.

Icecure Medical Ltd.

By:	/s/ Eyal Shamir and /s/ Ronen Tsimerman
Title:	Chief Executive Officer and Chief Financial Officer

Epoch Partner Investments Limited

By:	/s/ Haixiang Li
Title:	Director